Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-125887, 333-92511, 333-41204 and 333-90048 on Form S-8 and Registration Statement No. 333-131768 on Form SB-2 of InPlay Technologies, Inc. (formerly Duraswitch Industries, Inc.) of our report dated March 15, 2006, relating to the financial statements appearing in this Annual Report on Form 10-KSB of InPlay Technologies, Inc. for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 27, 2007